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                                                                    EXHIBIT (10)

                           MONY Life Insurance Company
                           (A New York Stock Company)
                                   PO Box 4713
                               Syracuse, NY 13221
                  Corporate Sponsored Variable Life Application

Name of Policy Owner/Rightsholder:______________________________________________
                                  ______________________________________________
                                  ______________________________________________

Address of Policy Owner/Rightsholder:___________________________________________
                                  ______________________________________________
                                  ______________________________________________

Tax ID # of Policy Owner/Rightsholder:__________________________________________

Plan of Insurance:                ______________________________________________
                                  ______________________________________________

Beneficiary:                      ______________________________________________

Insured:                          See Schedule A________________________________

Will this insurance replace, change or use the cash value of any existing insurance policy or annuity by any company?

[ ] Yes    [ ] No

Initial Specified Amount:         $______________________

Scheduled Periodic Premium:       $______________________

Unscheduled First Year Premium:   $______________________

Premium Mode:    [ ]Annual      [ ] Semi-Annual [ ] Quarterly       [ ] Monthly

Billing Method:  [ ]Direct Bill [ ] List Bill   [ ] Single Premium

Death Benefit Option

               [ ] Option 1 (Specified Amount. Option 1 is automatic unless
                   Option 2 is checked.)
               [ ] Option 2 (Specified Amount plus Account Value)

               [ ] Alternate Death Benefit Percentage

Optional Benefits

      [ ] Term Insurance Rider
            Initial Target Death Benefit: $______________(please attach target death benefit schedule)
      [ ] Guaranteed Death Benefit Rider
      [ ] Other __________________________________________________

Definition of Life Insurance Test:
[ ] Guideline Premium/Cash Value Corridor Test  [ ] Cash Value Accumulation Test

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It is agreed that:
1. This application, which includes the attached Schedule A, will be the basis for any policies issued in response to it.
2. Application is made to the Company for individual policies of life insurance on the lives of the individuals specified in Schedule A.
3. The amount of insurance for each policy applied for shall be the amount specified for each individual in Schedule A.
4. Each Policy applied for shall be of the plan specified in the Plan of Insurance section of this application.
5. The beneficiary for each policy applied for shall be that specified in the Beneficiary section of this application.
6. No insurance will become effective until all of the following have been received by the Company:
   a)   This application properly completed, signed, and dated.
   b)   Consent of each proposed insured as required under state law.
   c)   The first full modal premium.

The Taxpayer identification number(s) is shown and is the correct taxpayer identification number of the Rightsholder or the Rightsholder is waiting for a number to be issued.

I represent that the statements and answers in this application are true and complete to the best of my knowledge and belief and that there exists between the Policy Owner/Rightsholder and each proposed insured a substantial economic interest.

Signed at _______________________, this _______ day of ____________ 19_____.


Registered Representative/Licensed Agent's Statement: Do you have knowledge or reason to believe that replacement is involved in this transaction?

         [ ] Yes    [ ] No

(If yes, submit replacement forms where required.)


-----------------------------------------------------
Signature of Registered Representative/Licensed Agent



Signed for the Policy Owner/Rightsholder by the following duly authorized official,


___________________________
Signature


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Title


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

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                                                   SCHEDULE A
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
               Proposed Insured                                                         Initial Base          Term
     (Alphabetical: Last, First, Middle)       Sex     Date Of     Social Security         Policy           Insurance
                                                        Birth          Number           Death Benefit         Rider
-----------------------------------------------------------------------------------------------------------------------------
























I represent that, to the best of my knowledge and belief the proposed insureds were actively at work on the date this application was signed and have been actively at work for not less than 30 hours per week for the 90 days {exclusive of weekends, holidays, and vacation} immediately preceding the date of this application.

Signed for the Policy Owner/Rightsholder by the following duly authorized official:


----------------------------------------    ----------------------------------    ----------------------------------
                Name                                    Title                                     Date


97-410